                                                                   EXHIBIT 10.15

                                      LEASE


                                     between


                             RNM 535 OAKMEAD, L.P.,
                        a California Limited Partnership

                                   as LANDLORD

                                       and

                            McAFEE.COM CORPORATION.,
                             a Delaware corporation

                                    as TENANT



                                February 14, 2000

                                      LEASE

                                TABLE OF CONTENTS

PARAGRAPH                                                                                  PAGE
1.  SUMMARY AND DEFINITIONS..................................................................1
2.  DEMISE...................................................................................2
3.  DELIVERY AND ACCEPTANCE OF PREMISES......................................................2
4.  RENT.....................................................................................2
5.  SECURITY DEPOSIT AND LETTER OF CREDIT....................................................2
6.  UTILITIES; SERVICES......................................................................3
7.  USE OF PREMISES..........................................................................3
8.  BROKERS..................................................................................4
9.  TENANT'S TAXES...........................................................................4
10. ALTERATIONS, REPAIRS AND MAINTENANCE.....................................................4
11. LIENS....................................................................................6
12. ENTRY....................................................................................6
13. INDEMNIFICATION AND EXCULPATION..........................................................7
14. INSURANCE................................................................................7
15. NO SUBROGATION...........................................................................8
16. DAMAGE OR DESTRUCTION....................................................................8
17. CONDEMNATION.............................................................................9
18. DEFAULTS AND REMEDIES...................................................................10
19. ENCUMBRANCES, ASSIGNMENT AND SUBLETTING.................................................11
20. SUBORDINATION...........................................................................12
21. ESTOPPEL CERTIFICATE....................................................................13
22. SIGNS...................................................................................13
23. SURRENDER OF PREMISES...................................................................13
24. PROFESSIONAL FEES.......................................................................14
25. GENERAL PROVISIONS......................................................................14
SIGNATURES..................................................................................17

ADDENDUM
26. TENANT'S EXTENSION OPTION................................................................1
27. HAZARDOUS MATERIAL.......................................................................2
28. CONSENT..................................................................................4
29. ROOF RIGHTS..............................................................................4
30. REASONABLE EXPENDITURES..................................................................4


EXHIBITS
   A      Definitions
   B      Floor Plan
   C      Tenant Improvement Construction Agreement
   D      Opening/Closing Certificate
   E      Tenant Estoppel Certificate
   F      Rules and Regulations
   G      Hazardous Materials

                                      LEASE

RNM 535 OAKMEAD, L.P., a California Limited Partnership (with its successors called "Landlord"), and MCAFEE.COM CORPORATION, a Delaware corporation (with its successors called "Tenant"), agree as follows as of February 14, 2000.

1. SUMMARY AND DEFINITIONS: The following definitions and those in Exhibit A apply in this Lease:

        1.1. PREMISES:

            (a) The space within the Building at 535 Oakmead Parkway in Sunnyvale, California, comprising of approximately 55,000 square feet of Rentable Area and related parking and landscaping areas on the Premises, all as depicted on Exhibit B. A portion of such parking is located on an adjacent lot subject to the terms of that certain Declaration of Restrictions and Easements recorded June 20, 1979 in Book E580 at Page 555, Official Records of Santa Clara County, a copy of which has been provided to Tenant.

            (b) No later than two weeks following the Commencement Date, the Space Planner, as defined in Exhibit C, shall determine the Rentable Area of the Premises using the "Building Rentable Area" under the ANSI/BOMA Z65.1-1996 Standard or such other standard as the parties shall reasonably agree. If the Space Planner determines that the Rentable Area differs from the Rentable Area set forth in this Lease, then the parties shall execute an Opening/Closing Certificate in the form attached hereto as Exhibit D confirming the Rentable Area and noting any changes to Base Rent or other applicable provisions of this Lease.

        1.2. TERM:

            (a) The term shall commence on the earlier of (i) May 1, 2000 (the "Estimated Commencement Date"), or (ii) the date the Tenant Improvements are Substantially Completed pursuant to the terms of the Tenant Improvement Construction Agreement attached to this Lease as Exhibit C (the "Commencement Date").

            (b) The Term shall end at 11:59 p.m. on the last day of the seventy-second (72nd) calendar month after the Commencement Date (the "Termination Date"). The Termination Date shall not be in any way extended or advanced except pursuant to the provisions herein. When the Commencement Date has been determined, Landlord and Tenant will execute a certificate in the form of Exhibit D confirming the Commencement Date and Termination Date.

        1.3. BASE RENT: Base Rent per month shall be as follows:

                Month                 Base Rent (NNN)
                -----                 -----------------------
                1-12                  $1.85 per RSF per month
                13-24                 $1.95 per RSF per month
                25-36                 $2.05 per RSF per month
                37-48                 $2.15 per RSF per month
                49-60                 $2.25 per RSF per month
                61-Termination Date   $2.35 per RSF per month


For purposes of this Lease, the term "per RSF" means per square foot of Rentable Area.

        1.4. USE: The Premises shall be used and occupied only for the purpose of general office, administrative, sales, testing, research and development, and for any other legal use approved by Landlord, which approval shall not be unreasonably withheld.

        1.5. SECURITY DEPOSIT: Cash in an amount equal to last month's Base Rent, plus an additional amount equal to three months' Base Rent at $1.85 per RSF in the form of cash, a Letter of Credit (as defined in Paragraphs 1.8 and 5), or a combination of both.

        1.6. BROKERS: Dave Sass of Cushman & Wakefield, as Tenant's representative, and Marty Morici of Colliers Parrish International, Inc., as Landlord's representative.

        1.7. EXHIBITS: Exhibits A, B, C, D, E, F, G and H.

        1.8. LETTER OF CREDIT: An unconditional, irrevocable letter of credit in a form and issued by a bank or other reputable financial institution approved by Landlord and to the benefit of Landlord, as more particularly described in Paragraph 5.

2. DEMISE. For the Term, Landlord leases the Premises to Tenant and Tenant leases the same from Landlord, all upon and subject to the terms, covenants and conditions of this Lease. Tenant will improve the Premises in accordance with the Tenant Improvement Construction Agreement, Exhibit C.

3. DELIVERY AND ACCEPTANCE OF PREMISES. Landlord shall deliver the Premises to Tenant in vacant, broom clean condition, with all building systems in good working order and properly maintained. Subject to the foregoing, by taking possession of the Premises, Tenant shall conclusively evidence that the Premises are suitable for Tenant's purposes, that the Premises are in good and satisfactory condition, and that Tenant waives any defect therein other than (i) matters noted in any punchlist which Tenant may deliver to Landlord within thirty (30) Business days following the date of the delivery of the Premises to Tenant, and (ii) latent defects within the Premises of which Tenant notifies Landlord within twelve (12) months following the date of the delivery of the Premises to Tenant.

4. RENT All amounts due hereunder from Tenant to Landlord, whether designated as Base Rent, Additional Rent, late charges, interest or otherwise, shall be deemed "rent" hereunder. From the Commencement Date, Tenant will pay Landlord, without prior notice, demand, offset or deduction, the following rent:

        4.1. BASE RENT. Subject to the provisions of Paragraph 25.10, Tenant will pay the Base Rent (prorated for any partial month) in advance on the first day of each month during the term hereof, except that Base Rent for the first full month shall be paid upon execution of this Lease.

        4.2. ADDITIONAL RENT. In addition to Base Rent, commencing on the Commencement Date Tenant shall pay all Operating Expenses and Real Property Taxes with respect the Premises. The terms "Operating Expenses" and "Real Property Taxes" are defined in Exhibit A. For partial years, Operating Expenses and Real Property Taxes will be calculated on a full-year basis, and then prorated. Tenant shall pay monthly installments of Additional Rent on the first day of each month, in amounts specified in good faith by Landlord from time to time, which, by the end of each calendar year (or by the Termination Date, if earlier), will total Landlord's estimate of Additional Rent paid for such year. As soon as is reasonably practicable but in no event more than one hundred twenty (120) days after the end of each calendar year during which Tenant paid Additional Rent based on Landlord's estimates as provided above, Landlord will furnish Tenant a statement of Operating Expenses and Real Property Taxes for such year. Any amounts owing for that year shall, within thirty (30) days, be paid by Tenant to Landlord. Any amounts overpaid shall, at Landlord's option, be credited against the next installment(s) of Base Rent and estimated Additional Rent due from Tenant, or be refunded to Tenant. The parties' obligations with respect to payment or refund of any deficiency or overpayment shall survive termination or expiration of this Lease.

5. SECURITY DEPOSIT AND LETTER OF CREDIT. To secure its obligations under this Lease, Tenant will, within three (3) business days after Tenant's receipt of a fully executed original copy of this Lease, pay Landlord the Security Deposit and deliver to the Letter of Credit (the "Additional Security Deposit").

The effectiveness of this Lease is conditioned upon Tenant's timely delivery of the Security Deposit and the Additional Security Deposit. In the event of Tenant's Default as provided in Paragraph 18 of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit and Additional Security Deposit, to the extent required to satisfy Tenant's obligations hereunder including without limitation the payment of any Base Rent, Additional Rent, interest, late charges or any other sum in Default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's Default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's Default, including, without limitation, costs and attorneys' fees incurred by Landlord to recover possession of the Premises following a Default by Tenant hereunder, all without prejudice to any other right or remedy Landlord may have against Tenant. If the Security Deposit, Additional Security Deposit or any portions thereof are so used, then Tenant shall within ten (10) business days after its receipt of a written demand from Landlord deposit cash in an amount sufficient to restore the cash Security Deposit to its original sum and deposit cash or a new Letter of Credit in an amount sufficient to restore the Additional Security Deposit. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Landlord shall look to the cash portion of the Security Deposit and Additional Security Deposit, if any, before drawing on any Letter of Credit. If Tenant fails to maintain, renew or replace a Letter of Credit at least thirty (30) days before its expiration, Landlord may, without prejudice to any other right or remedy, draw upon the Letter of Credit. Any amount drawn on by the Landlord but not applied by Landlord to satisfy Tenant's obligations hereunder shall be held by Landlord as part of the Additional Security Deposit. Landlord may commingle the Security Deposit and cash portion of any Additional Security Deposit with Landlord's other funds. In the event of bankruptcy or other insolvency proceedings filed by or against Tenant, the Security Deposit and any cash portion of the Additional Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the effective date of such proceedings. The Letter of Credit shall permit full or partial draws by Landlord. Tenant shall pay all expenses, points or fees incurred by Tenant in obtaining, maintaining and renewing the Letter of Credit, provided Landlord shall be responsible for any fees relating to transferring or reissuing the Letter of Credit due to a loan by Landlord or Landlord's sale of the Premises. If Tenant has not been in Default at any time prior to or as of the end of the twenty-fourth (24th) full calendar month of the Term, then Landlord will surrender the existing Letter of Credit to Tenant. At the termination of this Lease, Landlord shall return any remaining Security Deposit and Additional Security Deposit, without interest, upon receipt of Tenant's forwarding address, or as provided by law, whichever is later (but in no event later than thirty (30) days after the date of termination of this Lease). Tenant shall not assign or encumber the Security Deposit or Additional Security Deposit, or attempt to do so, and Landlord shall not be bound by any such assignment or encumbrance. Landlord shall only draw upon the Letter of Credit following a Default and only to the extent required to cure the Default. In the event that Landlord draws upon the Letter of Credit solely due to Tenant's failure to renew the Letter of Credit at least thirty (30) days before its expiration (i) such failure to renew shall not constitute a Default hereunder and (ii) Tenant shall at any time thereafter be entitled to provide Landlord with a replacement Letter of Credit that satisfies the requirements hereunder, at which time Landlord shall return the unapplied cash proceeds of the original Letter of Credit drawn by Landlord.

6. UTILITIES; SERVICES. Tenant shall contract for, and pay for, janitorial services for the Premises using such janitorial contractor as Landlord shall approve, which approval shall not be unreasonably withheld. Tenant shall pay prior to delinquency for all water, gas, light, heat, power, electricity, telephone, trash pick-up, sewer charges, and all other services supplied to or consumed on the Premises, and all taxes and surcharges thereon.

7. USE OF PREMISES. Tenant will use and occupy the Premises only for the purpose set forth in Paragraph 1.4 and no other, using and maintaining the Premises in a careful, sanitary and proper manner. Subject to Paragraph 15 hereof, Tenant will pay for any damage to any part of the Premises caused by any negligence or willful act by Tenant or Tenant's employees, agents or contractors. Tenant will comply with Landlord's Rules and Regulations and the CC&Rs and will not cause anywhere in the Premises, or permit in the Premises, (i) any activity or thing contrary to applicable law, ordinance, regulation, restrictive covenant, or insurance regulation whether now in force or hereafter in force; or which is in any way extra-hazardous or could jeopardize the coverage of normal insurance policies or increase their cost unless Tenant pays any additional costs; (ii) waste or nuisance, or any activity causing odors perceptible outside the Premises; (iii) cooking or heating food, except for incidental use, solely for Tenant's employees, (iv) overloading the floors or the structural or mechanical systems of the Building; or (v) obstruct or interfere with the rights of neighboring tenants or users. Tenant shall store, place or maintain any garbage, trash, rubbish, other refuse or Tenant's personal property within the Premises or designated areas outside the Premises. Tenant shall at Tenant's sole cost and expense faithfully observe and promptly comply in all materials respects with all local, state and federal laws, statutes, ordinances and governmental resolutions, orders, rules, regulations and requirements (including, by way of example, building codes, Title 24, and the Americans With Disabilities Act of 1990) and with the requirements of any board of fire underwriters (or other similar body now or hereafter constituted) whether now in force or which may hereafter be in force with respect to Tenant's particular use or modification of the Premises. Tenant shall also comply with the CC&Rs and any other covenant, condition or restriction affecting the Premises. As between Landlord and Tenant, Tenant shall make all reasonable Alterations to the Premises, whether major or minor, reasonably necessary to comply at any time with the requirements referred to in this Paragraph 7 to the extent due to Tenant's particular use or alteration of the Premises.

8. BROKERS. Landlord and Tenant warrant that they have had no dealing with any finder, broker or agent other than the Brokers in connection with this Lease. Tenant will indemnify, defend and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by any finder, broker or agent other than the Brokers based on dealings with Tenant with respect to this Lease. Landlord will indemnify, defend and hold Tenant harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by any finder, broker or agent other than the Brokers based on dealings with Landlord with respect to this Lease. Landlord shall pay Brokers a commission with respect to this Lease pursuant to a separate agreement.

9. TENANT'S TAXES. In addition to Tenant's obligations to pay Real Property Taxes as set forth in Section 4.2, Tenant shall be liable for and shall pay, before delinquency, all taxes levied or assessed against or attributable to any personal property or trade fixtures in the Premises. If any such taxes or value are included in Landlord's taxes, Landlord may pay them regardless of their validity (under proper protest, if requested by Tenant), and Tenant upon demand will repay Landlord.

10. ALTERATIONS, REPAIRS AND MAINTENANCE.

        10.1. REPAIRS AND MAINTENANCE.

            (a) Landlord shall, as an Operating Expense (except as excluded herein), repair and maintain the exterior roof, exterior walls, foundations and structural portions of the Building. Subject to the waivers set forth in Paragraph 15, to the extent any such maintenance and repairs are caused in part or in whole by the act, neglect or omission of any duty by Tenant or Tenant's employees, agents or contractors, Tenant shall pay to Landlord, as Additional Rent, the reasonable cost of such maintenance and repairs. Landlord shall not, however, be obligated to paint the interior surface of exterior walls, ceiling or doors, nor shall Landlord be required to maintain, repair or replace windows, doors, skylights or plate glass. Landlord shall have no obligation to make repairs under this Paragraph 10.1(a) until a reasonable time after receipt of written notice of the need for such repairs. Landlord shall maintain, repair or patch the roof membrane as an Operating Expense, and Tenant shall pay Tenant's Share of the cost thereof, pursuant to Paragraph 4.2 above. Except for Landlord's obligations with respect to the condition of the Premises upon delivery of the Premises to Tenant or as otherwise expressly set forth herein, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. Unless otherwise provided herein, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises or in or to fixtures, appurtenances and equipment therein provided that all such work is done in such a manner as to reasonably minimize the disruption of Tenant's business ("Conditions of Entry"). Tenant expressly waives the benefits of any statute (including, without limitation, the provisions of subsection 1 of Section 1932, Section 1941 and Section 1942 of the California Civil Code and any similar law, statute or ordinance now or hereafter in effect) which would otherwise afford Tenant the right to make repairs at Landlord's expense (or to deduct the cost of such repairs from rent due hereunder) or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair. In the event Landlord materially defaults in its obligation to repair or maintain the Premises as required herein, then Tenant may effect said repair or maintenance and deduct from rent an amount not to exceed the lesser of $50,000 or the reasonable and verifiable costs incurred in connection therewith, provided that (A) not less than thirty (30) days (or such shorter time as reasonably required in the event of a repair or maintenance problem which materially impacts Tenant's operations within the Premises) prior to effecting such repair or maintenance, Tenant delivers to Landlord written notice of the need for such repair or maintenance and of Tenant's intention to effect such repair or maintenance, and (B) within thirty (30) days following Tenant's notice (or such shorter time as reasonably required in the event of a repair or maintenance problem which materially impacts Tenant's operations within the Premises) Landlord fails to effect such repair or maintenance or, if such repair or maintenance requires longer than thirty (30) days to complete, Landlord has failed to take reasonable and diligent steps to effect such repair or maintenance and to proceed to pursue such repair or maintenance to completion.

            (b) In all other regards, Tenant, at Tenant's sole cost and expense, shall keep, maintain and preserve the Premises in good, clean condition and repair and shall, promptly make all reasonably required non-structural repairs and replacements to the Premises and every part thereof, including but not limited to floors, ceilings, windows, doors, skylights, interior walls, and the interior surfaces of the exterior walls, plumbing, heating, air conditioning and ventilating equipment, fire/life safety systems, telecommunications equipment and intrabuilding network cabling, electrical and lighting facilities and equipment including circuit breakers and exterior lighting attached to the Building and any sidewalks, landscaping (including but not limited to irrigation systems and backflow prevention devices), parking areas, fences and signs located on the Premises, unless such items are to be maintained by Landlord as an Operating Expense, pursuant to Paragraph 10.1(a) above. Tenant agrees to obtain and maintain service contracts with respect to the HVAC and fire/life safety systems providing such service and maintenance as Landlord shall reasonably require and, at Landlord's request, to provide Landlord with copies thereof. In the event Tenant fails to perform Tenant's obligations under this Paragraph, Landlord shall give Tenant notice to do such acts as Landlord deems are reasonably required to so maintain the Premises. If Tenant, within ten (10) days after notice from Landlord, fails to commence to do the work and diligently prosecute it to completion, then Landlord shall have the right (but not the obligation) to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any reasonable amount so expensed by Landlord shall be paid by Tenant promptly after demand as Additional Rent. Landlord shall have no liability to Tenant for any inconvenience or interference (which is not unreasonable in light of the circumstances) with the use of the Premises by Tenant as a result of performing any such work.

        10.2. ALTERATIONS.

            (a) Tenant will not make or permit alterations, improvements or additions (including fixtures) in or to the Premises (collectively "Alterations") without Landlord's prior, written consent. Tenant's request for such consent shall be in writing, accompanied by proposed detailed plans and specifications. At the time Landlord grants its consent to any Alterations, Landlord shall notify Tenant in writing (a "Removal Notice") whether Tenant will be required to remove such Alterations at the expiration or termination of the Term in accordance with the provisions of Paragraph 23.1 hereof. Notwithstanding the foregoing, (i) minor alterations such as repainting and carpeting, or alterations with an aggregate cost of less than $25,000 per year, and (ii) which do not affect structural components or building systems, shall not require Landlord's consent hereunder, but all work in connection therewith shall be conducted and completed in a first class manner. Alterations will be performed at Tenant's cost and expense. Tenant may engage its own contractors to perform remodel work upon written approval by Landlord. In such event, Landlord shall charge Tenant for Landlord's reasonable out-of-pocket expenses incurred in reviewing and inspecting such construction. Any and all plans must be submitted to Landlord for approval, and building permits, if required, must be obtained prior to commencement of any construction remodeling. All alterations, additions and improvements constructed by Tenant shall remain the property of Tenant during the Lease Term but shall not be damaged, altered, or removed from the Premises. Subject to Paragraph 23, at the expiration or sooner termination of the Lease Term, all alterations, additions, or improvements shall be surrendered to Landlord as a part of the realty and shall then become Landlord's property. Tenant will promptly notify Landlord of the value thereof for insurance and tax purposes. Tenant will hold Landlord forever harmless against any and all claims, expenses (including taxes) and liabilities of every kind which may arise out of or in any way be connected with any work performed by or on behalf of Tenant unless such work was performed by Landlord.

            (b) Tenant shall give Landlord not less than ten (10) days notice prior to the commencement of any work in the Premises by or on behalf of Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by Law. All Alterations, repairs and replacements by Tenant shall be made, constructed and installed in accordance with all applicable Laws (and Tenant shall perform all work necessary to comply fully with all Laws necessitated by the Alterations, whether structural or non-structural, within the interior or exterior of the Premises) and insurance underwriter's requirements, and shall be of a quality and class at least equal to the original work, performed in a good and workmanlike manner with grades of materials approved by Landlord, which approval will not be unreasonably withheld. Tenant will give Landlord opportunity to inspect all work. Tenant shall provide Landlord with permit drawings (if any), as-built sepia drawings, and temporary certificates of occupancy (if required) for all Alterations promptly upon their completion. Should Tenant make any Alterations without Landlord's prior written approval, or in violation of such approval or the requirements of this Paragraph 10.2, Landlord may, at any time during the Term, either remove any part or all of the same on Tenant's behalf and at Tenant's expense, or require that Tenant do so. Tenant's trade fixtures, furniture, equipment and other personal property installed in the Premises ("Tenant's Property") shall at all times be and remain Tenant's property. Except for alterations which cannot be removed without structural or other substantial injury to the Premises, at any time Tenant may remove alterations installed by Tenant or Tenant's Property from the Premises, provided that Tenant repairs all damage caused by such removal.

            (c) If during the term of this Lease, any Alteration, whether structural or otherwise to all or any portion of the Premises or Building is required by Law (including, but not limited to, alterations required by the Americans with Disabilities Act of 1990 or any amendments thereto or any regulations prorogated thereunder (collectively the "ADA") because of (i) Tenant's particular and unique use or occupancy of the Premises or change of use or occupancy of the Premises, (ii) Tenant's application for any building permit or governmental approval, (iii) Tenant's construction or installation of any Alterations, (iv) any violation by Tenant of any Law (including any requirement of the ADA), (iv) any special use of the Premises or any part thereof by Tenant or any subtenant or assignee of Tenant (including, but not limited to any use for a facility which constitutes, or if open to the public would generally constitute a "place of public accommodation" under the ADA requirements), or (v) any special needs of the employees of Tenant or any assignee or subtenant of Tenant, then Tenant shall promptly make the same at its sole cost and expense. Within ten (10) days after receipt, Tenant shall notify Landlord in writing and provide Landlord with copies of (vi) any notices alleging any violation of any Law relating to the Premises or Tenant's occupancy or use of the Premises, including any notices alleging violation of the Premises or the ADA to any portion of the Premises; (vii) any claims made or threatened in writing regarding non-compliance with the ADA or any Law relating to the Premises; or
(viii) any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA or any Law relating to any portion of the Premises.

11. LIENS. Tenant shall not permit any lien on any part of the Premises allegedly resulting from any work or materials furnished or obligations incurred by or for Tenant. Tenant shall discharge any such lien of record immediately upon its filing. Neither this Lease, nor any request or consent of Landlord to the labor, materials or obligations, is a consent to such a lien. Landlord may keep posted on the Premises any notices it deems necessary for protection from such liens. Landlord may cause such liens to be released by any means it deems proper, including payment, at Tenant's expense and without affecting Landlord's rights.

12. ENTRY. Landlord may enter any part of the Premises at all reasonable hours following not less than two (2) Business days notice (or in any emergency or suspected emergency, at any hour and without notice), to (a) inspect, test, clean, maintain or make repairs, alterations and additions to the

Premises as Landlord believes appropriate or is otherwise required to perform hereunder, or (b) show the Premises to prospective lenders, purchasers, or, at any time Tenant is in Default or during the last six (6) months of the term, tenants and, if they are vacated, to prepare them for reoccupancy. Subject to Landlord's complying with the Conditions of Entry, Tenant waives any claim for abatement of rent or for any inconvenience to or interference, loss of occupancy or quiet enjoyment caused by Landlord's entry. Landlord shall at all times have keys to all doors to or in the Premises.

13. INDEMNIFICATION AND EXCULPATION.

            (a) Tenant will indemnify, defend and hold and save Landlord and its employees, officers, directors, shareholders, partners and agents (each an "Indemnitee") harmless from all fines, suits, losses, costs, expenses, liabilities, claims, demands, actions, damages and judgments ("Liabilities") suffered by, recovered from or asserted against the Indemnitee, of every kind and character, to the extent resulting from (i) the use or occupancy of the Premises by Tenant, (ii) any bodily injury, death or property damage occurring in or about the Premises, except to the extent caused by the willful misconduct or active or gross negligent acts or omissions of Landlord or its agents, employees, contractors or invitees, (iii) any act, omission or neglect of Tenant or its agents in or about the Premises, or (iv) Tenant's violation of any Law.

            (b) Landlord will indemnify, defend and hold and save Tenant and its related Indemnitees harmless from and against all Liabilities suffered by, recovered from or asserted against Tenant and its related Indemnitees, of every kind and character, to the extent resulting from any injury or damage to person or property but only to the extent caused by (i) the active or gross negligence or intentional misconduct of Landlord or its employees, agents, contractors or invitees, or (ii) Landlord's violation of any Law.

        (a) If any such proceeding is brought, the indemnifying party will retain counsel reasonably satisfactory to the indemnified party to defend the indemnified party at the indemnifying party's sole cost and expense. All such costs and expenses, including attorneys' fees Notwithstanding the above, the indemnifying party shall not be obligated to defend an indemnified party unless the party to be indemnified is eligible for and accepts a common defense. and court costs, shall be a demand obligation owing by the indemnifying party to the indemnified party. The indemnifying party's obligations under this Paragraph 13 shall survive the termination or expiration of this Lease.

14. INSURANCE. Tenant, during the term and any other period of occupancy, will, at its expense, maintain the following insurance reasonably satisfactory to
Landlord:

        (a) General Liability insurance with combined single limits not less than $3,000,000.00, for personal injury or death and property damage occurring in or about or related to the use of the Premises or Tenant's (or its agents, employees or representatives) use of the Premises. Such commercial general liability insurance shall be extended to include a "blanket contractual liability" endorsement insuring Tenant's performance of Tenant's obligation to indemnify Landlord contained in Section 13 and all of the other broadened liability features normally contained in an extended liability endorsement, including, provided Tenant uses Hazardous Materials pursuant to Paragraph 30 without limitation, "Pollution Liability".

        (b) "All Risk" insurance for the full replacement cost of all Tenant's property on the Premises and all fixtures and leasehold improvements in the Premises. Unless this Lease is terminated upon damage or destruction, the proceeds of such insurance will be used to restore the foregoing.

        (c) Worker's Compensation (as required by state law), and Employer's Liability insurance in the amount of not less than $500,000.00.

        (d)Business Interruption insurance to protect against any interruption or disturbance to Tenant's business conducted in the Premises for at least six
(6) months.

        All policies required hereunder will be issued by carriers rated A-VII or better by Best's Key Rating Guide and licensed to do business in the State of California. The liability policy shall name Landlord, Landlord's managing agent and any other person or entity that Landlord may designate from time to time as additional insureds, with primary coverage non-contributing to and not in excess of any insurance Landlord may carry, and shall provide that coverage cannot be cancelled or reduced except upon thirty (30) days prior written notice to Landlord. At least thirty (30) days prior to expiration of such policies, and promptly upon any other request by Landlord, Tenant shall furnish Landlord with copies of policies, or certificates of insurance, evidencing maintenance and renewal of the required coverage. In the event Tenant does not maintain said insurance, Landlord may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Tenant shall pay to Landlord as Additional Rent the cost of said insurance plus a five percent (5%) administrative fee.

        During the Term, Landlord shall insure the Building (excluding any property which Tenant is obligated to insure) against damage with All-Risk insurance in the amount of not less than 90% of the full replacement value of the Building (including earthquake insurance as commercially reasonable) and public liability insurance, all in such amounts and with such deductibles as are commercially reasonable and consistent with comparable buildings in the Sunnyvale area. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or its Mortgagees may determine advisable. Tenant has no right to receive any proceeds from any insurance policies carried by Landlord.

        If the acts or omissions of Tenant or Tenant's employees, agents, contractors or invitees, whether or not Landlord has consented to the same, increase the cost of Landlord's insurance, Tenant will pay the full cost of any such increase as additional rent.

15. NO SUBROGATION. The parties shall use their best commercial efforts to obtain property insurance policies affecting the Premises which include a clause or endorsement denying the insurer any rights of subrogation against the other party. Notwithstanding any other provision in this Lease to the contrary, Landlord and Tenant waive any rights or recovery against the other and its officers, directors, employees and agent for any actually insured injury or loss and any injury or loss required to be insured against hereunder.

16. DAMAGE OR DESTRUCTION. If the Premises or any part thereof are damaged by fire or other casualty, Tenant will promptly notify Landlord.

        16.1. CANCELLATION OF LEASE; RESTORATION OF BUILDING. If the Premises are damaged by fire or other casualty to the extent that substantial alteration or reconstruction is required which could not be reasonably accomplished within one hundred eighty (180) days after the date of the casualty, in Landlord's reasonable opinion, Landlord may terminate this Lease by notifying Tenant within sixty (60) days after the date the damage occurs, in which event the rent under this Lease will be abated as of the date of the fire or other casualty. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days of receipt of the required notice to notify Landlord of Tenant's election to restore the Premises in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible and Landlord shall contribute any casualty insurance proceeds it receives in connection with such loss to such costs (or Landlord may elect, in its sole discretion, to require Tenant to pay to Landlord within ten (10) days following written request therefor, or furnish evidence reasonably satisfactory to Landlord of Tenant's ability to fund, that portion of the cost of such repair or restoration which is not covered by insurance proceeds, in which event Landlord shall proceed to make such repairs). If Tenant does not give such notice within the ten (10) day period, this Lease shall be cancelled and terminated as of the date of the occurrence of such damage. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Paragraph 14 (other than that payable with respect to Tenant's personal property and goods) shall be paid to and become the property of Landlord. If this Lease is not terminated, then within seventy-five (75) days after the fire or other casualty, or such greater period as may be reasonably necessary, Landlord will commence to repair and restore the Premises, and will diligently complete the same, but Landlord is not required (a) to expend more for such repair than the net insurance proceeds (after any payment required under any Mortgage) reasonably allocable to the Premises, or (b) to rebuild, repair or replace any of

Tenant's furniture, furnishings, fixtures or equipment removable by Tenant under the provisions of this Lease or which Tenant has insured or is required to insure under the provisions of this Lease. In the event such repairs (i) could not reasonably be completed within one hundred eighty (180) days or (ii) have not been completed within said one hundred and eighty (180) day period, Tenant shall, for the ten-day period commencing on the date Landlord delivers to Tenant its estimate of the time required to make repairs under subsection (i) above, or the one hundred eighty-first (181st) day after the occurrence of the damage, have the option to elect to terminate this Lease by notice in writing to Landlord. If such notice is not given within such ten-day period, then Tenant's right to terminate this Lease shall be deemed waived. Notwithstanding the above, if the damage to the Premises was caused by the fault, omission or negligence of Tenant, its agents, employees, contractors or invitees, such damage, subject to the waivers set forth in Paragraph 15 hereof, shall be repaired by and at the expense of Tenant under the direction and supervision of Landlord, and there shall be no abatement of rent.

        16.2. CASUALTY LOSS DURING LAST YEAR OF LEASE. If the Premises are materially damaged by fire or other casualty during the last six (6) months of the Term, whether or not the damage requires substantial repair and reconstruction, then either party may cancel this Lease as of the date of the fire or casualty by notice to the other party within thirty (30) days thereafter; provided, however, that if Landlord so terminates the Lease and any unexercised option to extend the Term is in then full force and effect, Tenant may exercise such option within the ten (10) days after receipt of such cancellation, and this Lease shall continue in effect for the remainder of the extended Term, subject to all the other provisions hereof.

        16.3. ABATEMENT OF RENT. Landlord will allow Tenant a fair diminution of rent while and to the extent Tenant's use of the Premises has been diminished due to fire or other casualty. Except as expressly provided to the contrary in this Lease, this Lease will not terminate, and Tenant will not be entitled to damages or to any abatement of rent or other charges, as a result of a fire or other casualty, repair or restoration Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) which permit termination of a lease upon destruction of Premises, and any other present or future statute that may so permit.

17. CONDEMNATION. If all or substantially all of the Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or is sold to the condemning authority in lieu of condemnation, then this Lease will terminate when physical possession is taken by the condemning authority. If a lesser but material portion of the Premises is thus taken or sold, then either party may terminate this Lease by notice to the other party within sixty (60) days after the taking or sale, in which event this Lease will terminate when physical possession of the applicable portion of the Premises is taken by the condemning authority. If the Lease is not terminated, rent payable will be reduced by the amount allocable to any portion of the Premises so taken or sold, and Landlord, at its sole expense, will restore the affected portion of the Premises to substantially its former condition as far as commercially feasible, but not beyond the work done by Landlord in originally constructing the affected portion of the Premises and installing tenant improvements in the Premises. However, Landlord need not spend more for such restoration of the Premises than the Premises' allocable share of the net compensation or damages received by Landlord. Landlord shall be entitled to receive all of the compensation awarded upon a taking of any part or all of the Premises, including any award for any unexpired term of this Lease. Tenant shall be entitled to an award for its personal property, trade fixtures, lost good will, the unamortized value of alterations made to the Premises at Tenant's expense and moving expenses.

        To the extent that it is inconsistent with the provisions of this Paragraph 17, each party hereto hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition a court to terminate this Lease in the event of a partial taking of the Premises.

18. DEFAULTS AND REMEDIES.

        18.1. EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute a material default and breach ("Default") by Tenant:

            18.1.1 Tenant fails to pay any rent when due and such failure is not cured within five (5) days after Landlord notifies Tenant in writing that such payment was not made when due; or

            18.1.2 Tenant fails to comply with any other obligation under this Lease and does not cure such failure as soon as reasonably practicable and in any event within twenty (20) days after written notice, or, if such failure is not susceptible of cure within twenty (20) days, as soon as reasonably practicable after such written notice, provided Tenant commences to cure within such twenty (20) day period and diligently prosecutes such cure to completion; or

            18.1.3 Tenant attempts any Assignment (as defined in Paragraph 19) except as expressly permitted pursuant to Paragraph 19; or

            18.1.4 Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors or an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, or files a petition under any Section or Chapter of the United States Bankruptcy Code or any similar law or statute; or an order for relief is entered with respect to Tenant or any Guarantor in any bankruptcy, reorganization or insolvency proceedings or a pleading seeking such an order is not discharged or denied within sixty (60) days after its filing; or the taking of any action at the corporate or partnership level by Tenant to authorize any of the foregoing actions on behalf of Tenant; or a receiver or trustee is appointed for all or substantially all assets of Tenant or any guarantor or of the Premises or any of Tenant's property located thereon in any proceedings brought by Tenant or Guarantor, or any receiver or trustee is appointed in any proceeding brought against Tenant or Guarantor and not discharged within sixty (60) days after appointment or Tenant or Guarantor does not contest such appointment; or any part of Tenant's estate under this Lease is taken by process of law in any action against Tenant (but in the event that any provision of this Paragraph 18.1.4 is contrary to any applicable law, such provision shall be of no force or effect); or

            18.1.5 Tenant abandons the Premises; or

            18.1.6 Three (3) times within any twelve month period, Tenant is in Default under this Lease, even if Tenant thereafter cures such Default.

       18.2. REMEDIES. Upon a Default, Landlord may terminate this Lease by notice to Tenant, or continue this Lease in full force and effect, and/or perform Tenant's obligations on Tenant's behalf and at Tenant's expense as permitted by law.

            18.2.1 If and when this Lease is so terminated, all rights of Tenant and those claiming under it will terminate. In such event, Landlord may immediately recover from Tenant:

                (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the unamortized principal balance of any Suspended Rent, Tenant's Allowance, Broker's commission, legal and other professional fees and other costs incurred by Landlord in connection with the entering into of this Lease, using an amortization schedule equal to the initial term of this Lease (or the Extension Term, if any Extension Option has been exercised) and a discount rate of the Prime Rate plus 4% per annum.

            As used in Subsections (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the Prime Rate, plus two percent (2%) per annum (or at the maximum rate permitted by law, whichever is less). As used in Subsection (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Until Tenant confirms in writing that this Lease is terminated, Landlord's failure to relet the Premises shall not constitute a failure to mitigate damages.

            18.2.2. Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach, even if Tenant has abandoned the Premises, and enforce all of Landlord's rights and remedies under this Lease, including the right to recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

            18.2.3. Upon a Default or when Tenant is no longer entitled to possession, Landlord may enter the Premises and dispose of Tenant's property as herein provided, and may perform Tenant's obligations hereunder on Tenant's behalf. Tenant will reimburse Landlord on demand for Landlord's attorneys' fees and other expenses in doing so. This Paragraph 18.2.3 shall survive expiration or termination of this Lease.

        18.3. CONTINUING LIABILITY. No repossession, re-entering or reletting of the Premises or any part thereof by Landlord shall relieve Tenant or any Guarantor of its liabilities and obligations under this Lease.

        18.4. REMEDIES CUMULATIVE. All rights and remedies of Landlord under this Lease will be non-exclusive of and in addition to any other remedies available to Landlord at law or in equity.

        18.5. NO WAIVER. A party's failure to insist on strict compliance with any terms hereof or to exercise any right or remedy, does not waive the same. Waiver of any agreement regarding any breach does not affect any subsequent or other breach, unless so stated. A receipt by Landlord of any rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be a waiver of the breach, and no waiver by Landlord of any violation or provision of this Lease shall be effective unless expressed in writing and signed by Landlord. Payment by Tenant or receipt by Landlord of a lesser amount than due under this Lease may be applied to such of Tenant's obligations as Landlord elects. No endorsement or statement on any check, and no accompanying letter, shall make the same an accord and satisfaction, and Landlord may accept any check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy provided in this Lease.

19. ENCUMBRANCES, ASSIGNMENT AND SUBLETTING. Except with Landlord's written consent, which shall not be unreasonably withheld or delayed or as otherwise permitted herein, Tenant may not assign, transfer, or encumber this Lease or any estate or interest herein, or permit the same to occur, or sublet or grant any right of occupancy for any part of the Premises, or permit such occupancy by any other parties other than Tenant and Tenant's employees, or modify or terminate any agreement providing for any of the foregoing (the foregoing collectively referred to as "Transfer," and the other party thereto the "Transferee"). Any prohibited Transfer is voidable by Landlord.

        19.1. CONDITIONS OF TRANSFER. Landlord's consent to a Transfer may, without limitation, be conditioned on Landlord's reasonable determination whether the Transferee's financial condition is reasonably acceptable to Landlord. Consent by Landlord to any Transfer shall not be a waiver of

Landlord's rights as to any subsequent Transfers. Any approved Transfer shall be expressly subject to the terms and conditions of this Lease. If Tenant's obligations under this Lease have been guaranteed by third parties (herein called "Guarantors"), then Landlord's consent to the Transfer may be conditioned upon Landlord's receipt of the written consent of each Guarantor to such Transfer and the terms thereof. In the event of any Transfer, each transferor and all Guarantors will remain fully responsible and liable for all of Tenant's obligations under this Lease, and the Transferee will automatically be jointly and severally liable to the extent of the transferred portion of the Premises. During the existence of a Default, as hereinafter defined, while a Transfer is in effect, Landlord may collect directly from the Transferee all sums becoming due to Tenant under the Transfer and apply this amount against any sums due Landlord by Tenant, and Tenant authorizes and directs any Transferee to make payments directly to Landlord upon notice from Landlord. No direct collection by Landlord from any Transferee shall constitute a novation or release of Tenant or any Guarantor, a consent to the Transfer or a waiver of the covenant prohibiting Transfers. Landlord, as Tenant's agent, may endorse any check, draft or other instrument payable to Tenant for sums due under a Transfer, and apply the proceeds in accordance with this Lease; this agency is coupled with an interest and is irrevocable.

        19.2. REQUEST TO ASSIGN OR SUBLET; CANCELLATION. With any request for consent to a Transfer, Tenant will submit a copy of the proposed Transfer document to Landlord and notify Landlord of the proposed effective date of the Transfer, the name of the proposed Transferee (accompanied by evidence of the nature, character, and financial condition of the Transferee and its business), and all terms and conditions (including rental) of or relating to the Transfer. Notwithstanding anything to the contrary in this Paragraph 19, in the event Tenant requests Landlord's consent to (i) an assignment of its interest in the Lease, or (ii) a sublease of more than 50% of the Premises for all or substantially all the remainder of the then existing Term, then Landlord may, by providing written notice to Tenant within twenty (20) days following such request, terminate this Lease (and, in the case of a sublease, Landlord may terminate this Lease as to the portion of the Premises proposed to be sublet) as of the proposed effective date of the Transfer as if that were the original Termination Date. In the event Tenant effects a Transfer without obtaining Landlord's consent, then Landlord may terminate this Lease immediately. In the event the Lease is terminated, or partially terminated under this Paragraph, then Landlord shall have the right to relet the Premises (or the portion of the Premises as to which this Lease is terminated pursuant to Landlord's election as a result of a partial sublease) or any portion thereof to anyone (including the proposed Transferee) on any terms, and Tenant shall not be entitled to any portion of any profit Landlord may realize as a result of any such reletting. If this Lease is terminated as to a portion of the Premises as a result of a partial sublease, then Base Rent, Tenant's parking rights (if any), and any other provisions hereof based upon the rentable area of the Premises shall be reduced by the amount allocable to such portion of the Premises so sublet.

        19.3. EXCESS RENT. If the consideration Tenant receives for any Transfer exceeds the rent payable under this Lease for the same period and portion of the Premises and Tenant's subleasing expenses such as broker's commissions, advertising costs, attorneys' fees and tenant improvements, then fifty percent (50%) of the excess shall be immediately due and payable by Tenant to Landlord as Additional Rent under this Lease.

        19.4. TRANSFERS TO RELATED ENTITIES. "Transfer" within the meaning of this Paragraph 19 shall not include any sublease or assignment of all or a portion of the Premises to any person or entity (i) which controls, is controlled by or is under common control with Tenant, or (ii) which succeeds to the business of tenant through merger, consolidation, or sale, if, in either event, such person or entity expressly assumes Tenant's obligations hereunder and the net worth of the affiliate or successor is reasonably acceptable to Landlord. For purposes of this Paragraph 19.4, "control" shall mean ownership of at least 50% of all classes of the outstanding equity securities of the Tenant. Tenant shall notify Landlord of any such transfer to a related or successor entity prior to its consummation.

20. SUBORDINATION. This Lease and all rights of Tenant under this Lease are subordinate to any of the following, and any modifications thereof, which may now or hereafter affect any portion of the Premises: any Mortgage, or any ground or underlying lease covering any part of the Premises, provided that the Mortgage holder or ground lessor shall agree that Tenant's peaceable possession of the

Premises will not be disturbed on account of such subordination so long as Tenant is not in Default and performs all obligations hereunder. On sale by foreclosure of a Mortgage or sale in lieu of foreclosure, Tenant will, upon mutual execution of a reasonably acceptable non-disturbance agreement, attorn to the purchaser if requested by such purchaser, and recognize the purchaser as the Landlord under this Lease. Upon demand from time to time and provided Tenant receives a reasonably acceptable non-disturbance agreement from the Lender, Tenant shall execute, acknowledge and deliver to Landlord any instruments necessary or proper to evidence such subordination and/or attornment or, if Landlord so elects, to render any of the foregoing subordinate to this Lease or to any or all rights of Tenant hereunder. Tenant further waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale, and agrees that this Lease shall not be affected in any way whatsoever by any such proceeding or sale unless the Mortgagee, or the purchaser, shall declare otherwise. Landlord represents and warrants to Tenant that the Premises is not encumbered by any mortgage, deed of trust or other financing instrument as of the date of this Lease.

21. ESTOPPEL CERTIFICATE. Upon Landlord's written request from time to time, Tenant will execute and deliver to Landlord, within ten (10) business days after Tenant's receipt of Landlord's written request, certificates, an example of which is attached hereto as Exhibit E, certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified (except as the certificate specifies) and in full force and effect; (iii) the date to which the sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified; and
(v) such other reasonable matters as Landlord requests. This certification may be relied upon by any actual or prospective Mortgagee or purchaser of all or part of the Premises or any interest therein or in Landlord.

22. SIGNS. Tenant shall be permitted to install a monument sign and other signage on the Premises, at Tenant's sole cost and expense, subject to compliance with the CC&Rs and any other applicable law, ordinance, regulation, or restriction, and subject to Landlord's prior, written consent, which shall not be unreasonably withheld, conditioned or delayed. If at the end of the Term, any of the items mentioned in this Paragraph are not removed by Tenant, that item may, without damage or liability, be removed and disposed of by Landlord at Tenant's expense.

23. SURRENDER OF PREMISES. As soon as its right to possession ends, Tenant will surrender the Premises to Landlord with all originally painted interior walls in good repair and doors cleaned and repaired, all carpets cleaned and in good condition, and all floors cleaned and waxed, all parking areas swept and patched and otherwise in as good repair and condition as of the Commencement Date, except for reasonable wear and tear, repairs that are Landlord's responsibility hereunder and for damage or destruction by fire or other casualty or eminent domain. Tenant will concurrently deliver to Landlord all keys to the Premises, and restore any locks which it has changed to the system which existed at the commencement of the Term. If possession is not immediately surrendered by Tenant, Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof.

        23.1. LEASEHOLD IMPROVEMENTS AND FIXTURES. At the expiration or termination of the Term, Landlord may require the removal of any or all Alterations with respect to which a Removal Notice was delivered at the time of approval, and all personal property, vehicles and equipment from the Premises, and the restoration of the Premises to its condition as of the Commencement Date, except for reasonable wear and tear, repairs that are Landlord's responsibility hereunder, damage, destruction and condemnation, all at Tenant's expense. Unless Landlord requires their removal pursuant to this Lease, all Alterations made to the Premises shall remain upon and be surrendered with the Premises at the expiration or termination of the Term. All personal property and equipment on or about the Premises, other than that which is affixed so that it cannot be removed without material damage shall be removed by Tenant at the expiration or termination of the Term. All removals by Tenant will be accomplished in a good and workmanlike manner so as not to minimize damage, and Tenant will promptly repair and restore all damage done. If Tenant does not so remove any property which it has the right or duty to remove, Landlord may immediately either claim it as abandoned property, or remove, store and dispose of it in any manner Landlord may choose, at Tenant's cost and without liability to Tenant or any other party.

        23.2. HOLDING OVER. If Tenant does not surrender the Premises and as required and holds over after its right to possession ends, Tenant shall become a tenant at sufferance only, at a monthly Base Rent equal to one hundred fifty percent (150%) of the Base Rent payable in the last prior full month, without renewal, extension or expansion rights, and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Nothing other than a fully executed written agreement of the parties creates any other relationship. Tenant is liable for Landlord's loss, costs and damage from such holding over, including, without limitation, those from Landlord's delay in delivering possession to other parties. These provisions are in addition to other rights of Landlord hereunder and as provided by law.

24. PROFESSIONAL FEES. In the event of any Default by Tenant, Landlord shall be entitled to reasonable attorneys' fees and all other reasonable costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default. In any dispute between the parties (whether or not litigated) arising hereunder or out of Tenant's use or occupancy of the Premises, the prevailing party's reasonable costs and expenses (including fees of attorneys and experts) will be paid or reimbursed by the unsuccessful party.

25. GENERAL PROVISIONS.

        25.1. MORTGAGEE PROTECTION. Tenant shall not sue Landlord for damages or exercise any right to terminate until (a) it gives written notice to any Mortgagee whose name and address have been furnished to Tenant, and (b) a reasonable time for remedying the act or omission giving rise to such suit has elapsed following the giving of the notice, without the same being remedied. During that time, Landlord shall not be considered in default, and Landlord and/or any Mortgagee and/or their employees, agents or contractors may enter the Premises and do therein whatever may be necessary to remedy the act or omission.

        25.2. TRANSFER OF LANDLORD'S INTEREST. Landlord may transfer, assign or convey any or all of its interest in the Premises or its rights under this Lease. Upon transfer of its rights under this Lease, Landlord shall be freed and relieved of all obligations under this Lease thereafter accruing, and Tenant will look solely to the successor to Landlord for such obligations, provided the transferee shall have assumed those obligations in writing and Landlord and transferee shall have delivered written notice of the transfer to Tenant. This Lease shall inure to the benefit of and bind all parties hereto and their respective successors and assigns.

        25.3. WAIVER. The parties agree that in any litigation under this Lease for the relationship it creates, the judge, rather than the jury, shall determine any matters of fact relating to Transfers, bankruptcy or similar matters or to the structural or mechanical systems of the Building.

        25.4. IDENTIFICATION OF TENANT. If there is more than one party constituting Tenant or any Guarantor, their obligations are joint and several, and Landlord may proceed against any one or more of them before proceeding against the others, nor shall any party constituting Tenant or Guarantor be released for any reason whatsoever, including, without limitation, any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give any party constituting Tenant or Guarantor any notices, or the release of any party liable for the payment of Tenant's obligations. If there is more than one party constituting Tenant, any of them acts for all others in every regard with respect to this Lease (including but not limited to any renewal, extension, expiration, termination or modification).

        25.5. INTERPRETATION OF LEASE. Tenant acquires no rights by implication from this Lease, and is not a beneficiary of any past, current or future agreements between Landlord and third parties. Surrender or cancellation of this Lease shall not work a merger, and shall, at Landlord's option, assign to it all subleases or subtenancies. The delivery of keys to Landlord or Landlord's Managing Agent is not a termination of this Lease or a surrender of the Premises. Headings in this Lease are for convenience only, and do not affect the meaning of the text. Unless context indicates otherwise, words of any gender or grammatical number include all genders and numbers. Where context conflicts with the definition of any term, context will control, but only for that use and related uses. If any provision of this Lease or any application thereof is invalid, void or illegal, no other provision or application shall be affected. Time is of the essence of every provision of this Lease. California law governs this Lease. Neither party may record this Lease or a copy or memorandum thereof. Submission of this Lease to Tenant is not an offer, and Tenant will have no rights hereunder until each party executes a counterpart and delivers it to the other party.

        25.6. LIMITATION ON LIABILITY. Landlord's rights hereunder are solely for Landlord's benefit, and Landlord has no duty to exercise them for the benefit of Tenant or others. Any liability of Landlord to Tenant under this Lease, or arising from the relationship under it, is limited to the lesser of
(i) the value of the equity interest of Landlord in the Building or (ii) twenty percent (20%) of the value of the Building, and Landlord and Landlord's employees, officers, directors, shareholders, partners and agents shall not be personally liable for any deficiency; but this does not limit or deny any remedies which do not involve personal liability. Tenant shall not, however, name Landlord's employees, officers, directors, shareholders, partners and agents as a defendant in any action seeking to impose personal liability on any one or more of them.

        25.7. FINANCIAL STATEMENTS. Tenant represents, warrants and covenants that financial statements heretofore or hereafter furnished to Landlord, in connection with this Lease, are accurate and are not materially misleading. At any time during the Term, Tenant shall, upon ten (10) days prior written notice, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year, and prepared in accordance with generally accepted accounting principles and, if such is Tenant's normal practice, audited by an independent certified public accountant.

        25.8. QUIET ENJOYMENT. If Tenant pays all sums and performs all its other obligations under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises, subject to this Lease and to rights to which the Lease is subordinate.

        25.9. PAYMENTS AND NOTICES. Any notice or document shall be considered received when personally delivered by mail, messenger, overnight courier or otherwise to, or whether actually received or not, on the third business day after deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set forth on the signature page of this Lease, or at such other address as they may specify from time to time by written notice delivered in accordance with this Paragraph 25.9, except that if such day is not a business day, the notice or document will be considered delivered on the next business day. All payments required to be made by Tenant to Landlord are to be paid, without prior demand except as may be specified and without any setoff, deduction or counterclaim whatsoever, in legal tender of the United States of America at the address set forth on the invoice or, if no invoice is submitted or no address is set forth, at the address for the Landlord set forth on this Lease or at any other address as Landlord may specify from time to time by written notice in accordance with this Paragraph 25.9.

        25.10. LATE PAYMENTS. If any amounts due hereunder from Tenant are not received by Landlord within five (5) days after said amounts are due, Tenant shall also pay to Landlord a late charge of five percent (5%) of all such past due amounts for which the parties agree is a fair and reasonable estimate of the extra costs (including, without limitation, processing and accounting charges) Landlord will incur by reason of the late payment. Acceptance of any late charge shall not constitute a waiver of Tenant's Default with respect to such overdue amount, or prevent Landlord from exercising any of its other rights and remedies. Any amounts overdue from Tenant hereunder shall accrue interest from the date due at the Prime Rate plus two percent (2%) per annum.

        25.11. RULES AND REGULATIONS. Tenant shall comply with the Rules and Regulations (as changed from time to time as therein provided) attached hereto as Exhibit F.

        25.12. RESPONSIBILITY FOR OTHERS. Where either party waives rights against the other party, it also waives the same rights against the other party's employees, officers, directors, shareholders and partners. The waiver shall be considered a waiver on behalf of the party making it, of all that party's employees, officers, directors, shareholders, partners and agents, and of anyone claiming under any of them, including insurers and creditors. Wherever in this Lease Tenant agrees not to do a particular thing, Tenant also agrees not to permit its employees, agents or contractors to do so.

        25.13. LANDLORD'S COSTS. Where Tenant is required to pay or reimburse Landlord for the costs of any item, the cost shall be the reasonable and customary charge established by Landlord from time to time, including a reasonable allocation of Landlord's overhead, administrative and related costs associated with the ownership and operation of the Premises provided the same are not also included as Operating Expenses. Failure to pay any reimbursable cost shall be treated as a failure to pay rent. In connection with any request by Tenant for the consent of Landlord to an Alteration, Transfer or other act proposed by Tenant under this Lease, Tenant shall pay Landlord's reasonable out-of-pocket costs and expenses incurred in connection therewith, including attorneys', architects', engineers' and other consultants' fees.

        25.14. INVOICES. Tenant will promptly notify Landlord of any dispute it may have regarding Landlord's invoices. If Tenant does not notify Landlord within thirty (30) days after receiving the invoice, it shall be conclusively deemed to have agreed to the invoice and all underlying facts.

        25.15. FORCE MAJEURE. When a period of time is herein prescribed for action (other than payment of rent) to be taken by a party, that party shall not be liable or responsible for, and there is excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other cause of any kind whatsoever which are beyond the control of that party. Subject to the preceding sentence, time is of the essence of every part of this Lease and the foregoing shall not affect Tenant's abatement and termination rights hereunder.

        25.16. LENDER MODIFICATION. Tenant agrees to make such reasonable modifications to this Lease as may reasonably be required in connection with the obtaining of normal financing or refinancing of the Premises provided such modifications do not materially change Tenant's rights or materially increase its obligations hereunder.

        25.17. NEGOTIATED TRANSACTION. The parties mutually acknowledge that this Lease has been negotiated at arm's length. The provisions of this Lease shall be deemed to have been drafted by all of the parties and this Lease shall not be interpreted or constructed against any party solely by virtue of the fact that such party or its counsel was responsible for its preparation.

THIS LEASE CONTAINS ALL AGREEMENTS OF THE PARTIES CONCERNING THIS SUBJECT MATTER, SUPERSEDING ANY SUCH PRIOR AGREEMENTS, REPRESENTATIONS OR WARRANTIES, AND MAY BE AMENDED OR MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY BOTH PARTIES.

            IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD'S ADDRESS                                   LANDLORD:

c/o RNM Properties                                   RNM 535 OAKMEAD, L.P., a California Limited
135 Main Street, Suite 1140                          Partnership
San Francisco, CA 94105
                                                     BY: RNM OAKMEAD, INC., a California
Attention:  John R. McNulty                          Corporation, its Managing General Partner

                                                       By   /S/ J R McNulty
                                                          --------------------------------------
                                                             John R. McNulty, Its President

                                                     Date:   February 14, 2000
TENANT'S ADDRESS
                                                     TENANT:
Before the Commencement Date:
                                                     McAFEE.COM CORPORATION, a Delaware
-------------------------------------------          corporation
-------------------------------------------
-------------------------------------------

Attention:                                           By   /S/ Evan S. Collins
            -------------------------------               --------------------------------------
                                                                 (signature)
After the Commencement Date:
                                                          Evan S. Collins
                                                          --------------------------------------
-------------------------------------------                      (print name)
-------------------------------------------
-------------------------------------------          Its  Chief Financial Officer
                                                          --------------------------------------
Tenant represents and warrants that the person                   (insert title)
signing this Lease on its behalf is duly
authorized and empowered so to execute and           Date:  February 14, 2000
deliver this Lease, and that this Lease is
binding upon Tenant in accordance with its
terms.

                                    ADDENDUM
                                    TO LEASE



This Addendum is made and entered into by and between RNM 535 OAKMEAD, L.P., a California Limited Partnership, as Landlord, and McAFEE.COM CORPORATION., a Delaware corporation, as Tenant, and is dated as of the date set forth on the first page of the Lease between Landlord and Tenant to which this Addendum is attached (the "Lease"). The promises, covenants, agreements and declarations made and set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Lease. To the extent that the provisions of this Addendum are inconsistent with the terms and conditions of the Lease, the terms of this Addendum shall control.

26.     TENANT'S EXTENSION OPTION.

        26.1 GRANT OF OPTION. Tenant shall have the right and option (the "Extension Option") to extend the Term of this Lease for one additional period of five (5) years ("Extension Term"), commencing immediately upon expiration of the Term (the "Adjustment Date"), upon and subject to the terms, conditions and provisions below.

        26.2. EXERCISE OF EXTENSION OPTION. To exercise Tenant's Extension Option to extend the term of this Lease for the Extension Term, Tenant must deliver written notice of Tenant's exercise of the Extension Option to Landlord not earlier than twelve (12) months and not later than one hundred eighty (180) days prior to the Termination Date. If Landlord does not receive such notice from Tenant by that time, then Tenant's Extension Option shall forever lapse unexercised and be of no further force or effect whatsoever.

        26.3. EFFECT OF EXERCISE OF EXTENSION OPTION. If Tenant timely exercises Tenant's Extension Option as provided herein, the term of this Lease shall (by delivery of Tenant's notice of exercise to Landlord and without further action by Landlord or Tenant) be extended for the Extension Term, upon and subject to all of the terms, conditions and provisions set forth in this Lease, except as provided below, and except that: the Base Rent for the Extension Term shall equal to the Market Rate (determined as provided below); Tenant shall have no further option to extend or renew; and the provisions of Exhibit C and Paragraph 3 shall not apply to any Extension Term. There shall be no broker's commission payable with respect to the Extension Term.

        26.4. DEFINITION OF MARKET RATE. As used in this Lease, the "Market Rate" shall be the net effective fair market rental rate based on comparable lease transactions in comparable projects located in the Oakmead/Sunnyvale market area, all based on the best information available at the time of determination of the Market Rate. The Market Rate shall be based on prevailing rentals then being charged to tenants in other comparable buildings in the Oakmead/Sunnyvale market area, for space of equivalent quality, size and location (or adjusting the rental rate as appropriate for differences therein), taking into such account the size, nature and stature of the tenant, the length of the Extension Option period during which such rate will apply, and differences in terms and provisions of the applicable leases, such as pass-throughs of operating expenses and taxes, and the fact that no tenant improvement allowance will be provided. The Market Rate shall not be reduced on account of any differences in leasing commissions and shall not include the value of any Alterations made and paid for by Tenant.

        26.5. DETERMINATION OF MARKET RATE. If Tenant timely exercises Tenant's Extension Option, then, during the thirty (30) day period following Landlord's receipt of Tenant's notice of exercise of Tenant's Extension Option, Landlord and Tenant shall meet and negotiate in good faith to agree upon the Market Rate. If Landlord and Tenant are unable to agree upon the Market Rate prior to the expiration of said thirty (30) day period, then Tenant's exercise of its Extension Option shall be deemed revoked, and the Lease shall terminate as of the Termination Date hereunder.


                                   ADDENDUM-1

        26.6. LIMITATIONS ON EXTENSION OPTION. Time is of the essence as to the exercise of Tenant's Extension Option. If Landlord does not timely receive delivery of Tenant's notice of exercise of Tenant's Extension Option, the option shall expire, lapse unexercised and be of no further force or effect whatsoever, and Tenant shall have no further option to extend. Tenant's Extension Option is conditioned upon Tenant's not being in Default under this Lease at the time of its notice of exercise or on the Adjustment Date. Any election to exercise any extension option shall be null and void at the option of Landlord (A) if Tenant is in Default hereunder at the time of such notice or at the Adjustment Date, or
(B) if the named Tenant or any Transferee described under Paragraph 19.4 of the Lease does not, at both the time of exercise of the option to extend and the Adjustment Date, occupy the Premises (it being the intent of the parties to this Lease that such Extension Option is personal to the original Tenant hereunder, and shall not be assignable to or exercisable by or for the benefit of any assignee, sublessee or other transferee of the original Tenant hereunder and any Transferee described under Paragraph 19.4).

27.     HAZARDOUS MATERIAL.

        27.1. USE RESTRICTIONS. Tenant shall not use, generate, manufacture, produce, store, release, discharge or dispose of, on, under or about the Premises, or transport to or from the Premises, any Hazardous Materials or allow its employees, Agents, contractors, invitees or any other person or entity to do so except in full compliance with all Federal, state and local laws, regulations and ordinances and this Agreement. The term "Hazardous Materials" shall include without limitation: (1) Those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances" or "solid waste" under CERCLA, RCRA and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq. and in the regulations promulgated pursuant to said Laws; (2) Those substances defined as "hazardous wastes" in Section 25117 of the California Health & Safety Code, or as "hazardous substances" in Section 25316 of the California Health & Safety Code, and in the regulations promulgated pursuant to said Laws; (3) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances; (4) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal Law or the United States government with respect to health or the environment, or which are or become classified as hazardous or toxic under federal, state or local Laws or regulations; and (5) Any material, waste or substance which is (i) petroleum,
(ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. Sections 1251, et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act of 1977 (33 U.S.C. Section 1317), (v) flammable explosives, or (vi) radioactive materials.

        27.2. TENANT'S INDEMNITY. Tenant shall be liable to Landlord for and indemnify and hold Landlord harmless against all damages (including reasonable investigation and remedial costs), liabilities, reasonable losses, fines, penalties, fees, and claims arising out of Tenant's and Tenant's agents' use of Hazardous Materials, including all reasonable costs and expenses incurred by Landlord in remediating, cleaning up, investigating or responding to any governmental or third party claims, demands, orders or enforcement actions. In the event Tenant and/or Tenant's agents' use of Hazardous Materials create a contamination problem on or adjacent to the Premises, the Building or the Premises, Tenant shall promptly commence investigation and remedial activities to fully clean up the problem. If appropriate or required by law, these activities shall be conducted in conjunction with Federal, state and local oversight and approvals.

        27.3. ASSIGNMENT AND SUBLETTING. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, generation, discharge, transport, use or disposal of any Hazardous Material in a greater intensity and scope than Tenant's then-existing use, or
(ii) the proposed assignee or subtenant has been required by any prior landlord, Lender or governmental authority to "clean-up" or remediate any Hazardous Material and has failed to do so, or (iii) the proposed assignee or subtenant is subject to a criminal investigation or enforcement order or proceeding by any government authority in connection with the use, generation, discharge, transport, disposal or storage of any Hazardous Material.


                                   ADDENDUM-2

        27.4. LIST OF HAZARDOUS MATERIALS. Upon request of Landlord, Tenant shall provide Landlord with a list of Hazardous Materials (and the quantities thereof) which Tenant uses or stores (or intends to use or store) on the Premises, which list shall be attached to this Lease as Exhibit G.

            (a) Prior to Tenant using, handling, transporting or storing any Hazardous Material at or about the Premises, Tenant shall submit to Landlord a Hazardous Materials Management Plan ("HMMP") for Landlord's review and approval, which approval shall not be unreasonably withheld. The HMMP shall describe: (aa) the quantities of each material to be used, (bb) the purpose for which each material is to be used, (cc) the method of storage of each material, (dd) the method of transporting each material to and from the Premises and within the Premises (ee) the methods Tenant will employ to monitor the use of the material and to detect any leaks or potential hazards, and (ff) any other information any department of any governmental entity (city, state or federal) requires prior to the issuance of any required permit for the Premises or during Tenant's occupancy of the Premises. Landlord may, but shall have no obligation to review and approve the foregoing information and HMMP, and such review and approval or failure to review and approve shall not act as an estoppel or otherwise waive Landlord's rights under this Lease or relieve Tenant of its obligations under this Lease. If Landlord determines in good faith by inspection of the Premises or review of the HMMP that the methods in use or described by Tenant are not adequate in Landlord's good faith judgment to prevent or eliminate the existence of environmental hazards, then Tenant shall not use, handle, transport, or store such Hazardous Materials at or about the Premises unless and until such methods are approved by Landlord in good faith and added to an approved HMMP. Once approved by Landlord, Tenant shall strictly comply with the HMMP and shall not change its use, operations or procedures with respect to Hazardous Materials without submitting an amended HMMP for Landlord's review and approval as provided above.

            (b) Tenant shall pay to Landlord when Tenant submits an HMMP (or amended HMMP) the amount reasonably determined by Landlord to cover all Landlord's costs and expenses reasonably incurred in connection with Landlord's review of the HMMP which costs and expenses shall include, among other things, all reasonable out-of-pocket fees of attorneys, architects, or other consultants incurred by Landlord in connection with Landlord's review of the HMMP. Landlord shall have no obligation to consider a request for consent to a proposed HMMP unless and until Tenant has paid all such costs and expenses to Landlord irrespective of whether Landlord consent to such proposed HMMP. Tenant shall pay to Landlord on demand the excess, if any, of such costs and expenses actually incurred by Landlord over the amount of such costs and expenses actually paid by Tenant over the amount such costs and expenses actually incurred by Landlord. Tenant shall immediately notify Landlord or any inquiry, test, investigation, enforcement proceeding by or against Tenant or the Premises concerning any Hazardous Material. Any remediation plan prepared by or on behalf of Tenant must be submitted to Landlord prior to conducing any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord's consent. Tenant acknowledges that Landlord, as the owner of the Premises, at its election, shall have the sole right to negotiate, defend, approve and appeal any action taken or order issued with regard to any Hazardous Material by any applicable governmental authority. Landlord shall have the right to appoint a consultant to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in an appropriate and lawful manner and in compliance with the requirements of this Lease. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant required to conform Tenant's use, storage or disposal of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant hereunder.

        27.5. LANDLORD'S INDEMNITY. Landlord shall be liable to Tenant for and indemnify and hold Tenant harmless against all damages (including investigation and remedial costs), liabilities and claims arising out of Landlord's and Landlord's agents' activities associated with Hazardous Materials, and arising out of any Hazardous Materials existing on or under the Premises as of the Commencement Date, including all costs and expenses incurred by Tenant in remediating, cleaning up, investigating or responding to any governmental or third party claims, demands, orders or enforcement actions.



                                   ADDENDUM-3

        27.6. PROVISIONS SURVIVE TERMINATION. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises that Tenant or its Agents introduced to the Premises. The provisions of this Section 27 shall survive the expiration or termination of this Lease. To the best knowledge of Landlord, (a) no Hazardous Material is present on the Premises or the soil, surface water or groundwater thereof, (b) no underground storage tanks are present on the Premises, and (c) no action, proceeding or claim is pending or threatened regarding the Premises concerning any Hazardous Material or pursuant to any environmental law.

28. CONSENT. Whenever approval or consent is required of either party as it relates to this Lease, unless expressly stated otherwise herein, such consent shall not be unreasonably withheld, conditioned or delayed.

29. ROOF RIGHTS. Landlord hereby consents to Tenant, at Tenant's sole expense, placing on the roof of the Building antenna, satellite dishes, or other communication equipment ("Communications Equipment"), for use in connection with Tenant's internal operations only. All such construction and installation shall be subject to the terms of this Lease, including without limitation the provisions of Paragraphs 10 and 11. Tenant shall be solely responsible for maintaining, operating and insuring the Communications Equipment and paying any and all taxes or fees assessed upon such equipment or its operation. Tenant shall also be responsible for any and all damage to the Building, including without limitation the roof structure and membrane, resulting from the installation, removal and operation of the Communications Equipment, including without limitation any and all damage caused by leaks. No later than the Termination Date, Tenant shall remove all Communications Equipment and restore the roof and any other portions of the Building affected by the Communications Equipment.

30. REASONABLE EXPENDITURES. Any expenditure by a party permitted or required under the Lease, for which such party demands reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party.


                                   ADDENDUM-4

                                    EXHIBIT A

                                      LEASE
                                   Definitions


        Building means the building in which the Premises are located, identified as 535 Oakmead Parkway in Sunnyvale, California.

        Business days means Monday through Friday, except holidays; "holidays" means those holidays specified by the laws of the United States or State of California.

        CC&Rs means all restrictions of public record affecting the Premises and Tenant's use of the Premises, including but not limited to those listed on Exhibit A-1 attached hereto.

        Guarantor means any guarantor of any of Tenant's obligations under this Lease.

        Law or Laws means governmental laws, rules, regulations, orders, decrees, ordinances and directives as are applicable to the conduct or condition referenced in this Lease.

        Lease Years means successive periods of twelve (12) full calendar months, beginning on the Commencement Date. If the Commencement Date is not the first day of a month, then the first Lease Year also includes the partial month in which the Commencement Date occurs.

        Mortgage means any mortgage or Deed of Trust, blanket or otherwise, covering any part of the Building.

        Mortgagee means the holder of a Mortgage.

        Operating Expenses means any and all costs, expenses and disbursements of every kind and character which Landlord incurs, pays or becomes obligated to pay at any time during the Term in connection with its ownership interest in the Premises and associated land and parking, or the operation, maintenance, management, repair, replacement, and security thereof; plus, with respect to such costs, expenses, and disbursements for the Premises which do not exclusively pertain to the Premises but which benefit the Premises and its occupants, such as maintenance of common driveways and landscaping, the portion which Landlord reasonably allocates to the Premises. Operating costs include, without limitation, any and all assessments Landlord must pay pursuant to the CC&Rs and any other covenants, conditions or restrictions, reciprocal easement agreements, tenancy-in-common agreements or similar restrictions and agreements; rent taxes, gross receipt taxes (whether assessed against Landlord or assessed against Tenant and paid by Landlord, or both); water and sewer charges; accounting, legal and other consulting fees; the net cost and expense of insurance, including loss of rents coverage, for which Landlord is responsible hereunder or which Landlord or any Mortgagee reasonably deems necessary or desirable (including losses borne by Landlord as a result of deductibles carried by Landlord under any insurance policy or self insurance by Landlord); utilities not paid directly by Tenant; security; labor; utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Premises; cost (except as excluded below) of capital repairs, replacements or improvements and of any equipment used in connection with the operation of the Premises; costs incurred in the management of the Premises (including supplies, wages and salaries of employees used in management, operation, repair and maintenance, and payroll taxes and similar governmental charges with respect thereto; a management fee not to exceed two percent (2%) of the annual rent (Base Rent and Additional Rent excluding therefrom such fee); waste disposal; materials; equipment; tools; repair and maintenance of the Premises, including the structural portion of the Building, and the plumbing, heating, ventilating, air conditioning, electrical and building management systems maintained by Landlord; maintenance costs, including utilities and payroll expenses, rental of personal Premises used in maintenance, gardening and landscaping, repaving and all other upkeep of the Premises;

                                   EXHIBIT A
                                    Page A-1
maintenance of signs (other than Tenant's signs and Landlord's signs); personal Premises taxes levied on or attributable to personal property used in connection with the entire Premises; reasonable audit or verification fees; costs and expenses of repairs, resurfacing (amortized over its useful life), repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, and costs reasonably incurred to reduce or contest Real Property Taxes and other Operating Expenses.

        Exclusions from Operating Expenses: Notwithstanding the above, Operating Expenses shall not include the following:

            (i) Interest, principal, depreciation, and other lender costs and closing costs on any mortgage or mortgages, ground lease payments, or other debt instrument encumbering the Premises;

            (ii) Any bad debt loss, rent loss, or reserves for bad debt or rent loss;

            (iii) Interest or penalties resulting from late payment of any Operating Expense by Landlord (unless Landlord in good faith disputes a charge and subsequently loses or settles that dispute);

            (iv) Costs associated with operation of the business of the ownership of the Premises or entity that constitutes Landlord or Landlord's property manager, as distinguished from the cost of Building operations, including the costs of partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit with any mortgagee, lender, ground lessor, broker, tenant, occupant, or prospective tenant or occupant; selling or syndicating any of Landlord's interest in the Premises; and disputes between Landlord and Landlord's property manager;

            (v) Landlord's general corporate or partnership overhead and general administrative expenses, including the salaries of management personnel who are not directly related to the Premises and primarily engaged in the operation, maintenance, and repair of the Premises, except to the extent that those costs and expenses are included in the management fees;

            (vi) Costs incurred because the condition of the Building shell upon delivery of the Premises to Tenant violates any valid, applicable building code, regulation, or law in effect on said date;

            (vii) Costs of initial construction of the Building shell, or of correcting defects in the design or construction of the Building shell;

            (viii) Charitable or political contributions;

            (ix) Costs for which Landlord is reimbursed;

            (x) Damage or loss results from any casualty except to the extent of deductibles contemplated herein;

            (xi) Any costs or expenses that are incurred directly or indirectly with respect to Landlord's indemnity obligations under this Lease;

            (xii) Fees paid to any affiliate or party related to Landlord to the extent such fees exceed the charges for comparable services rendered by unaffiliated third parties of comparable skill, stature and reputation in the same market; and

            (xiii) As to the costs of capital improvements, replacements, repairs, equipment and other capital costs, Operating Costs shall include only such costs to the extent arising from capital improvements, replacements, repairs and equipment which can be reasonably be expected to reduce Operating Expenses that would otherwise be incurred or which are made or installed in order to comply with any statutes, rules, regulations or directives hereafter promulgated by any governmental authority, including but not limited to the Americans with Disabilities Act, coming into effect following the Commencement Date, and all such costs shall be amortized over the useful life of such improvement, replacement, repair or

                                   EXHIBIT A
                                    Page A-2
equipment in accordance with generally accepted accounting principles together with interest at the Prime Rate on the unamortized balance.

        Operating Expenses shall also not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all costs occasioned by the violation of any law by Landlord or its agents, employees or contractors or insurance costs for coverage not customarily paid by tenants of similar projects in the vicinity of the Premises (other than earthquake insurance), or expense reserves.

        Premises means the real property described on Exhibit A-2, and all improvements thereon, including without limitation the Building, parking areas and landscaping.

        Prime Rate means the rate of interest published in the "Money Rates" column of Wall Street Journal as the Prime Rate, as such rate may change from time to time (or, if such rate is no longer published in the Wall Street Journal, such reasonable substitute as Landlord may select).

        Real Property Taxes means any form of general or special assessment, license fee, license tax, business license fee, any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, sanitary, fire, street, drainage or other improvement district, or any other governmental entity or public corporation, as against (a) any legal or equitable interest of Landlord in the Premises or any portion thereof, (b) Landlord's right to rent or other income therefrom, (c) the square footage thereof, (d) the act of entering into any lease, (e) the occupancy of tenant or tenants generally, or (f) Landlord's business of leasing the Premises or any portion thereof. The term "real property taxes" shall also include any tax, fee, levy, assessment or charge including, without limitation, any so-called value added tax, (i) which is in the nature of, in substitution for or in addition to any tax, fee, levy, assessment or charge hereinbefore included within the definition of "real property taxes,"
(ii) which is imposed for a service or right not charged for prior to June 1, 1978, or if previously charged for, which has been increased since June 1, 1978,
(iii) which is imposed or added to any tax or charge hereinbefore included within the definition of real property taxes as a result of a "change in ownership" of the Premises or any portion thereof, as defined by applicable statutes and regulations, for property tax purposes, or (iv) which is imposed by reason of this transaction, any modification or change hereto or any transfer hereof. Notwithstanding the above, for the first three (3) years following the Commencement Date, Operating Expenses shall not include any increase in Real Property Taxes arising from any reassessment of the Premises upon a "change of ownership" thereof.

        Notwithstanding anything to the contrary above, there shall be excluded from Real Property Taxes (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Premises) and (ii) any items paid directly by Tenant.

                                   EXHIBIT A
                                    Page A-3

                                    EXHIBIT C

                    TENANT IMPROVEMENT CONSTRUCTION AGREEMENT

        In consideration of the mutual covenants contained in the Lease attached to and entered into concurrently with this Tenant Improvement Construction Agreement, and the mutual covenants contained in this Agreement, Landlord and Tenant agree as follows:

1.  DEFINITIONS.

        "Approved Plans" shall be the Working Drawings and specifications prepared by Space Planner and approved pursuant to Section 2 below.

        "Cost of Improvements" shall mean the total of all hard and soft costs associated with or caused by the construction of the Tenant Improvements in accordance with the Approved Plans, including, but not limited to:

               (i)    All architectural and engineering fees and expenses;

               (ii)   The cost of all drawings and plans;

               (iii)  All contractor and construction manager costs and fees;

               (iv) All governmental fees and taxes (including plan check, license and permit fees);

               (v) Costs of performing any alterations to other portions of the Building or Project that are required as a result of Tenant's construction of the Tenant Improvements, including both structural alterations or system modifications that are necessary to accommodate the Improvements; and

               (vi) Reimbursement to Landlord for its out of pocket costs in inspecting the design and construction of the Tenant Improvements in an amount not to exceed one percent (1%) of the Cost of Improvements other than said administrative fee.

        "Space Planner" shall mean such architect as agreed by the Landlord and Tenant.

        "Tenant's Allowance" shall mean the amount necessary to complete Tenant Improvements but in no case in excess of $13.09 per square foot of Rentable Area, which allowance shall be paid by Landlord as a reimbursement to Tenant to cover the Cost of Improvements in accordance with the Approved Plans. If Tenant completes the Tenant Improvements without spending the maximum required to be paid by Landlord pursuant to this Tenant Improvement Construction Agreement, then Tenant may apply any remaining Tenant Allowance toward the cost of future Alterations, and Tenant shall have no right to any rebate, credit or reimbursement for any portion of such savings.

        "Tenant Improvements" or "Improvements" shall mean all improvements to be constructed by Tenant in the Premises in accordance with the Approved Plans.

        "Tenant Improvement Loan" shall be an amount not to exceed $4.54 per square foot of Rentable Area, which may be advanced by Landlord to Tenant to cover the Cost of Improvements in excess of the Tenant Allowance, subject to the terms and conditions of this Construction Agreement.

        Other terms are defined in this Construction Agreement. In addition, terms defined in the Lease have the same meanings where used herein, unless the context otherwise requires.


                                   EXHIBIT C
                                    Page C-1

2.  SCHEDULE OF TENANT IMPROVEMENT ACTIVITIES.

        2.1. Tenant shall submit the Preliminary Space Plan to Landlord for its review. Landlord shall review and approve or disapprove in writing the Preliminary Space Plan within five (5) Business days following delivery. If Landlord disapproves the Preliminary Space Plan or any portion thereof, it shall include with its disapproval a statement of the revisions Landlord requests in order to approve the Preliminary Space Plan. Within ten (10) Business days thereafter Tenant shall submit to Landlord a revised Preliminary Space Plan incorporating the revisions requested by Landlord. [The parties hereby approve the Preliminary Space Plan dated February 4, 2000.

        2.2. After approval of the Preliminary Space Plan, Tenant shall forthwith cause its architect to prepare the Final Space Plan and upon its completion shall forward it to Landlord for review. Within five (5) Business days following Tenant's submission of the Final Space Plan, Landlord shall review and approve or disapprove in writing the Final Space Plan. If Landlord disapproves the Final Space Plan or any portion thereof, Landlord shall include with its notice of disapproval a statement of the revisions Landlord requests in order to approve the Final Space Plan. Within ten (10) Business days following the date of Landlord's notice, Tenant shall submit to Landlord a revised Final Space Plan incorporating the revisions requested by Landlord.

        2.3. Following Landlord's approval of the Final Space Plan, Tenant shall proceed immediately with preparation of the Working Drawings, and upon their completion shall submit the Working Drawings to Landlord for review. Within three (3) Business days following Landlord's receipt of the Working Drawings, Landlord shall review and approve or disapprove in writing the Working Drawings. If Landlord disapproves the Working Drawings, or any portion thereof, Landlord shall include with its notice of disapproval a statement of the revisions Landlord requests in order to approve the Working Drawings. Within ten (10) Business days after the date of Landlord's notice, Tenant shall submit to Landlord revised Working Drawings incorporating the revisions requested by Landlord.

        2.4. Upon Landlord's approval of the Working Drawings, Tenant shall cause application to be made to the appropriate governmental or quasi-governmental authorities for necessary approvals and building permits.

3.  TENANT IMPROVEMENT CONSTRUCTION.

        3.1. All Tenant Improvements to be constructed or installed in the Premises shall be performed by a general contractor selected and engaged by Tenant (and approved by Landlord) and in accordance with the Approved Plans (subject to such changes as may be required by any governmental agency). Existing improvements in the Premises, if any, may be used or incorporated in the Tenant Improvements on a strictly AS IS and with all faults basis and without warranty of any kind, express or implied. Tenant shall not be required to commence work until the Approved Plans are filed with the governmental agencies having jurisdiction thereof and all required building permits have been obtained. Tenant may cause the Approved Plans to be changed as may be required by any governmental agency, or as may be required due to structural or unanticipated field conditions following notice to and approval by Landlord.

        3.2. If Tenant desires any change in the Approved Plans or any work in addition to the Tenant Improvements as described in the Approved Plans ("Additional Tenant Work"), Tenant, at Tenant's expense, shall cause plans and specifications for such work to be prepared either by arranging therefor with Space Planner or with consultants of Tenant's own selection with prior approval of Landlord. All plans and specifications for Additional Tenant Work shall be subject to review and approval by Landlord (which shall not be unreasonably delayed or withheld) to insure, among other things, that the work is compatible with all other construction and all electrical and mechanical systems within the Building. Any time consumed for changes to the Additional Tenant Work, or delays relating thereto, shall be considered a Tenant Delay and shall not delay the Commencement Date of the Lease. Tenant shall pay to Landlord upon demand all costs actually and reasonably incurred by Landlord in connection with Landlord's review and processing of Tenant's change request (including, without limitation, space planners, architects, engineers), regardless of whether the requested change is ultimately approved by Landlord.

                                   EXHIBIT C
                                    Page C-2

        3.3. All work to be performed by Tenant and its contractors in connection with the construction of the Tenant Improvements shall be performed in a good and workmanlike manner. Promptly upon its receipt of written request form Landlord, Tenant shall provide Landlord with certificates of insurance evidencing that Tenant's contractors performing the Tenant Improvement work are covered by liability insurance, with carriers and in amounts reasonably acceptable to Landlord, and with Landlord named as an additional insured. Tenant shall promptly upon execution of any construction contract relating to the Tenant Improvements deliver to Landlord a fully executed copy of such contract.

        3.4. Landlord shall deliver possession of the Premises to Tenant on the business day following such time as (i) this Lease is fully executed by the parties, (ii) Tenant has delivered to Landlord Base Rent for month one, the Security Deposit and Letter of Credit, and such certificates of insurance as Landlord deems reasonably appropriate to evidence Tenant's coverage as required by the Lease. Any such entry by Tenant or its contractors or subcontractors shall be subject to all of the applicable terms and conditions of the Lease except the payment of rental and other charges, which shall commence on the Commencement Date.

        3.5. Tenant shall reimburse Landlord for any and all expenses incurred by Landlord by reason of faulty construction work by Tenant, damage to any portion of the Building caused by Tenant's contractor or contractors, and delays caused by such work or as the result of inadequate clean-up.

        3.6. Tenant shall be responsible for paying the entire Cost of Improvements. Landlord shall be responsible for any costs arising due to the presence of Hazardous Materials upon delivery of the Premises to Tenant. Any improvements to or installations in the Premises desired by Tenant and approved by Landlord that are outside the scope of the Approved Plans and are therefore not part of the Tenant Improvements, including, without limitation, personal property and interior design elements, shall be furnished and installed by or on behalf of Tenant at Tenant's sole expense. All work performed by or on behalf of Tenant shall be subject to the provisions of Article 10 of the Lease, and Landlord may record and post at the Premises any and all notices of nonresponsibility reasonably deemed necessary by Landlord. Notwithstanding the foregoing, so long as no Default (as defined in Paragraph 18.1 of the Lease) has occurred and is continuing under the Lease, the Tenant Allowance shall be paid by Landlord to Tenant for the Cost of Improvements on a monthly progress payment basis by payment to Tenant within 10 days after Tenant's delivery to Landlord of invoices and appropriate lien waivers from Tenant's contractors or subcontractors with respect to work completed and/or materials furnished. Tenant shall promptly apply all such disbursements from Landlord to the payment of the invoice or invoices to which Landlord's disbursements relate, less any contract retention amounts held by Tenant under the terms of Tenant's agreement with Tenant's contractor.

        3.7. Both prior to and following exhaustion of the Tenant Allowance, Tenant shall promptly deliver to Landlord (i) copies of all invoices received by Tenant from Tenant's contractors in connection with the construction of the Tenant Improvements, and (ii) satisfactory evidence of payment of such invoices, together with duly executed lien waivers with respect to such invoices. Tenant acknowledges that the provisions of Paragraph 11 of the Lease shall apply to the construction of the Tenant Improvements by Tenant. Further, in the event Landlord causes such liens to be released by payment pursuant to Paragraph 11 of the Lease, then Tenant shall repay such amount to Landlord promptly upon demand, with interest at a rate equal to the lesser of 12% per annum or the maximum rate permitted by law. Tenant's failure to pay any such amounts within 10 days following Landlord's demand shall constitute a default under Paragraph 18.1.1 of the Lease.

        3.8. So long as no Tenant Default has occurred and is continuing under the Lease, Landlord shall upon Tenant's request advance to Tenant the Tenant Improvement Loan to cover the cost of constructing the Tenant Improvements in excess of the Tenant Allowance. Any and all amounts advanced to Tenant by Landlord as a Tenant Improvement Loan shall accrue interest at a rate of 10% per annum from the date of the advance and shall be amortized and repaid in equal monthly installments with rent over the initial term of the Lease. Any and all repayments shall be applied first to unpaid interest and thereafter to principal. If this Lease is terminated for any reason prior to the expiration of the initial Term, then the remaining balance shall be payable in full on the Termination Date.

                                   EXHIBIT C
                                    Page C-3

4. COMPLETION. The work to be performed by Tenant under this Construction Agreement shall be deemed substantially completed ("Substantially Completed") on the date that the final building inspection required for subsequent issuance of a temporary certificate of occupancy for the Premises has been completed.

5.  COMMENCEMENT DATE.

        5.1. The Commencement Date shall be the earliest of (a) May 1, 2000, (b) the date the Tenant Improvements are Substantially Completed pursuant to Paragraph 4 above, or (c) the date Tenant takes possession of the Premises for the conduct of its business operations. Notwithstanding anything contained herein to the contrary, it shall be the responsibility of Tenant to place firm orders for communications equipment and its installation so as to insure the completion of Tenant's telephones and other communications facilities concurrent with or prior to the Commencement Date. Failure to have Tenant's communications facilities completed and operable shall not be cause for the extension of the Commencement Date.

6.  GENERAL.

        6.1. All drawings, space plans, plans and specifications for any improvements or installations in the Premises are expressly subject to Landlord's prior written approval. Any approval by Landlord or Landlord's architects or engineers of any drawings, plans or specifications prepared on behalf of Tenant shall not in any way bind Landlord or constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvement to which they relate, but such approval shall merely evidence the consent of Landlord to Tenant's drawings, plans or specifications.

        6.2. Any failure by Tenant to pay any amounts due hereunder shall have the same effect under the Lease as a failure to pay rent. Any such failure, or failure by Landlord or Tenant to perform any of its other obligations hereunder after the expiration of applicable notice and cure periods, shall constitute an event of default under the Lease, entitling the other party to all of its remedies under the Lease, at law and in equity.


                                   EXHIBIT C
                                    Page C-4

                                    EXHIBIT D

                                 SAMPLE FORM OF
                           OPENING/CLOSING CERTIFICATE



Re:     ______________________
        __________________,  CA


        This is to certify that _______________________________________________
                                                  TENANT NAME
______________________ has opened/closed on __________________________________ .
                                                          DATE


BILLING ADDRESS                        RENTABLE AREA ___________________________

TENANT NAME ______________________     LEASE COMMENCEMENT DATE _________________

ADDRESS __________________________     LEASE EXPIRATION DATE ___________________

CITY, STATE, ZIP _________________     PREPAID RENT RECEIVED ___________________

__________________________________     FINAL TENANT CONSTRUCTION
                                       OVERAGE _________________________________

ATTN:                                  PAYMENT DUE _____________________________

                                       INSURANCE CERTIFICATE SUBMITTED
                                       (Y/N) ___________________________________

                                       SECURITY DEPOSIT RECEIVED _______________



                                       By: _____________________________________
                                               AUTHORIZED AGENT FOR LANDLORD
By: ______________________________
     AUTHORIZED AGENT FOR TENANT


                                   EXHIBIT D
                                    Page D-1

                                    EXHIBIT E

                                 SAMPLE FORM OF
                           TENANT ESTOPPEL CERTIFICATE


        ____________________________________________ ("Tenant") hereby certifies to ___________ as follows:

        1. Attached hereto is a true, correct and complete copy of a lease dated _______________, 19___, between RNM 535 Oakmead, L.P. ("Landlord") and Tenant (the "Lease"), which demised premises located at ___________________, _____________ California (the "Premises"). The Lease is now in full force and effect and has been amended, modified, supplemented, extended, renewed or assigned by and only by the following described agreements, copies of which are attached hereto (if none, so indicate), all of which (together with the Lease) are hereby ratified:
________________________________________________________________________________
________________________________________________________________________________

        2. The term of this Lease commenced on _________, 19__ and will expire on _______________, 19__.

        3. Tenant has accepted and is now in possession of said premises.

        4. Tenant and Landlord acknowledge that the Lease will be assigned to __________ and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of ________________________________________________ is obtained, and that until further notice, payments under the Lease may continue as heretofore.

        5. The amount of fixed monthly rent is $__________. Tenant is paying in full lease rental which has been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

        6. The amount of security deposits (if any) is $____________. No other security deposits have been made.

        7. All work required to be performed by Landlord or Tenant under the Lease has been performed, except for the following (if none, so indicate)
________________________________________________________________________________

        8. There are no defaults on the part of the Landlord or Tenant under the Lease, except for the following (if none, so indicate) _________________________
________________________________________________________________________________

        9. Tenant has no defense as to its obligations under the Lease and claims no setoff or counterclaim against Landlord, except for the following (if none, so indicate) _____________________________________________________________
________________________________________________________________________________

        10.Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies except as provided in the Lease, except for the following (if none, so indicate)
________________________________________________________________________________
________________________________________________________________________________


                                   EXHIBIT E
                                    Page E-1

        The foregoing certification is made with the knowledge that is about to (fund a loan to) (purchase the Premises from) Landlord and that said party is relying upon the representations herein made in (funding such loan) (making such purchase).

Dated: ___________, 19___.

                             TENANT:


                             ___________________________________________________


                             By: _______________________________________________

                             Its: ______________________________________________


                                   EXHIBIT E
                                    Page E-2

                                    EXHIBIT F

                              RULES AND REGULATIONS



1. With the exception of typical catering and food warming activities, no cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters' Laboratory-approved portable equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, as shall the use of similarly-approved microwave ovens for personal use by Tenant's employees, provided that such use is in accordance with all applicable federal, state, and local laws, codes, ordinances, rules and regulations. Tenant's employees may prepare food items solely for their own personal consumption and for guests, and shall not prepare or sell, or permit to be prepared or sold, any consumable items whatsoever in the Premises or in the Building. In the event pest control is required within the Premises as a result of food preparation or other activities by Tenant, Tenant shall contract and pay for such services.

2. No person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same.

3. Landlord will initially furnish to Tenant, free of charge, two keys per lockset to the Premises, and Landlord may make a reasonable charge for additional keys. No additional locking devices shall be installed in the Premises by Tenant, nor shall any locking device be changed or altered in any respect without the prior written consent of Landlord. Landlord may make reasonable charge for any additional lock or any bolt (including labor) installed on any door of the Premises. All locks installed in the Premises shall be identified in writing to Landlord and shall be keyed to the Building master key system, with the exception of locks leading to vaults, safes or other secured areas as previously identified in writing to Landlord. The installation of such vaults, safes or other secured areas by Tenant will be subject to Landlord's prior written approval, which shall not be unreasonably withheld. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Premises and all access cards and I.D. cards, if any, to the Building.

4. Tenant shall not permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of nearby buildings by reason of noise, odors, and/or vibrations. Tenant shall not bring or permit to be brought into the Building any firearm. Tenant shall be solely responsible for repairing any damage and liable for any injury to any person caused as a result of a violation of this provision by Tenant.

5. The toilets, urinals, wash bowls and other restroom facilities shall not be used for any purpose other than that for which they are constructed, no foreign substance of any kind whatsoever shall be placed therein, and the expense of repairing any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant whose employees or invitees shall have caused it.

6. Tenant shall not install any radio or television antenna, loudspeaker, or other device on or about the roof or exterior walls of the Building. No television, radio or other audio or visual apparatus shall be used in the Premises in such a manner as to cause a nuisance to any other nearby tenant or to interfere with any frequencies used in connection with their operations.

7. Tenant shall not place any load on the floors of the Premises or the Building exceeding the live load capacity thereof as determined by Landlord. Tenant shall not use electricity for lighting, machines or equipment in excess of the consumption load of the Premises as determined by Landlord. Except as permitted in accordance with the Lease, Tenant shall not alter any of the Building systems, including but not limited to heating, air conditioning, and other mechanical or electrical systems, without the prior written consent of Landlord.


                                   EXHIBIT F
                                    Page F-1

8. No animals of any kind shall be permitted at any time in the Premises or the Building, with the exception of guide animals for the handicapped employees or invitees of Tenant.

9. Any charges which Tenant is obligated by these Rules to pay shall be deemed additional rent under the Lease, and should Tenant fail to pay the same within thirty (30) days after written demand, such failure shall be treated as a failure by Tenant to pay rent as due under the Lease.

10. These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of Tenant's Lease. In the event of any conflict between the terms of these Rules and Regulations, the terms of the Lease shall prevail.

11. Landlord reserves the right to make such other reasonable and non-discrimination rules and regulations, or to amend or repeal these Rules and Regulations, as in its judgement may from time to time be needed for the safety, care and cleanliness of the Premises and for the preservation of good order therein.

12. Tenant shall be responsible for the observance of all of the foregoing rules and regulations by Tenant's employees, agents, contractors, clients, customers, invitees and guests. Tenant shall cooperate with Landlord's educational programs for Landlord's policies and procedures with regard to fire and life safety, earthquakes and any other emergency or evacuation procedures of which Landlord shall notify Tenant from time to time.

13. Tenant shall at all times require communication, telephone, computer and all other similar types of vendors installing cables, lines, and the like in the ceiling plenum, to support their work independently of the ducts and ceiling grids.


                                   EXHIBIT F
                                    Page F-2

                                    EXHIBIT G

                           LIST OF HAZARDOUS MATERIALS



                                    EXHIBIT G
                                    Page G-1